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                                                                      Exhibit 21


                         SUBSIDIARIES OF THE REGISTRANT




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                             Brookline Bancorp, Inc.
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      Brookline Savings Bank                    Brookline Securities Corp.
 (Federally chartered savings bank)      (Massachusetts securities corporation)
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    BBS Investment        160 Associates, Inc.
      Corporation            (Massachusetts
    (Massachusetts            corporation)
securities corporation)
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                            Brookline Preferred
                            Capital Corporation
                              (Massachusetts
                         corporation - 99.9% owned
                          by 160 Associates, Inc.)
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